UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 7, 2012

Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

On February 7, 2012, Park National Corporation (“Park”) issued a news release (the “Financial Results News Release”) announcing financial results for the three months (fourth quarter) and the year ended December 31, 2011. A copy of this Financial Results News Release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Park’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate Park’s performance. Specifically, management reviews return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share. Management has included in the Financial Results News Release information relating to the return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share for the three and twelve month periods ended December 31, 2011 and 2010. For purposes of calculating the return on average tangible common equity, a non-GAAP financial measure, net income (loss) available to common shareholders for each period is divided by average tangible common equity during the period. Average tangible common equity equals average stockholders’ equity during the applicable period less (i) average goodwill and other intangible assets during the applicable period and (ii) average preferred stock during the applicable period. For the purpose of calculating the return on average tangible assets, a non-GAAP financial measure, net income (loss) available to common shareholders for each period is divided by average tangible assets during the period. Average tangible assets equals average assets during the applicable period less average goodwill and other intangible assets during the applicable period. For the purpose of calculating tangible common equity to tangible assets, a non-GAAP financial measure, tangible common equity is divided by tangible assets. Tangible common equity equals stockholders’ equity less preferred stock and goodwill and intangible assets at the date of measurement. Tangible assets equals total assets less goodwill and intangible assets at the measurement date. For the purpose of calculating tangible common book value per common share, a non-GAAP financial measure, tangible common equity is divided by common shares outstanding at period end. Management believes that the disclosure of return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share presents additional information to the reader of the consolidated financial statements, which, when read in conjunction with the consolidated financial statements prepared in accordance with GAAP, assists in analyzing Park’s operating performance and ensures comparability of operating performance from period to period while eliminating certain non-operational effects of acquisitions and, in the case of return on average common equity and tangible common book value per common share, the impact of preferred stock. In the Financial Results News Release, Park has provided a reconciliation of average tangible common equity to average stockholders’ equity, average tangible assets to average assets, tangible common equity to stockholders’ equity and tangible assets to total assets solely for the purpose of complying with SEC Regulation G and not as an indication that return on average tangible common equity, return on average tangible assets, tangible common equity to tangible assets and tangible common book value per common share are substitutes for return on average equity, return on average assets, common equity to assets and common book value per common share, respectively, as determined by GAAP.

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The following is a discussion of the actual financial results for the three months and year ended December 31, 2011, compared to the results for the three months and year ended December 31, 2010. The detailed information pertaining to the restated financial statements included in “Item 8.01 – Other Events” of this Current Report on Form 8-K is incorporated herein by reference. The following paragraphs also discuss the projected results for the year ending December 31, 2012.

The table below reflects the results for Park for the fiscal year ended December 31, 2011, the results for the fiscal year ended December 31, 2010 as restated, the results for the fiscal year ended December 31, 2010 as originally filed, and the projected results for the fiscal year ending December 31, 2012.

(in thousands)	2011	2010 Restated	2010 As Previously Filed	2012 Projected
Net interest income	$273,234	$274,044	$274,044	$240,000 - $250,000
Provision for loan losses	59,272	87,080	64,902	20,000 – 27,000
Other income	66,081	63,016	65,632	62,000 – 66,000
Gain on sale of securities	28,829	11,864	11,864	-
Gain from Vision Bank sale	—	—	—	18,000 – 20,000
Other expense	188,317	187,107	187,107	170,000 – 175,000
Income before taxes	$120,555	$74,737	$99,531	$130,000 - $134,000
State taxes	6,088	(1,161)	(1,161)	-
Federal income taxes	29,727	17,797	26,475	35,000 – 36,500
Net income	$84,740	$58,101	$74,217	$95,000 - $97,500
Net income excluding gains *	$66,001	$50,389	$66,505	$83,300 - $84,500

* The line item “Net income excluding gains” excludes gains from the sale of securities from the results for the fiscal years ended December 31, 2010 and 2011 and excludes the anticipated gains from the sale of Vision Bank from the projected results for the fiscal year ending December 31, 2012.

Net Interest Income:

Net interest income for the fourth quarter of 2011 was $66.3 million, compared to $68.5 million for the same period in the prior year. Net interest income for the year ended December 31, 2011 was $273.2 million, compared to $274.0 million for the 2010 year. For the year ending December 31, 2012, management expects net interest income to be between $240 million and $250 million. The Purchase and Assumption Agreement (the “Purchase Agreement”) with Home BancShares, Inc. (“Home”) and its wholly-owned subsidiary, Centennial Bank, an Arkansas state-chartered bank (“Centennial”), to sell substantially all of the operating assets and liabilities associated with Vision Bank to Centennial for a purchase price of $27.9 million, is expected to be consummated in the first quarter of 2012. The primary reason for the decline in the projected net interest income for 2012 is the sale of approximately $370 million of performing loans from Vision Bank to Centennial.

Provision for Loan Losses:

Provision for loan losses for the fourth quarter of 2011 was $16.2 million, compared to $42.6 million for the fourth quarter of 2010. For the year ended December 31, 2011, provision for loan losses was $59.3 million, compared to $87.1 million for the 2010 year. The restatement of the results for the fiscal year ended December 31, 2010, detailed above and in the Current Report on Form 8-K filed by Park on January 31, 2012 (the “January 31, 2012 Form 8-K”), increased the provision for loan losses by $22.2 million in 2010, all of which impacted the fourth quarter of 2010. For the year ending December 31, 2012, management expects the provision for loan losses will be between $20 million and $27 million. The significant decline in the projected 2012 provision for loan losses is primarily due to improvements in the credit quality of Park’s loan portfolio, including the decline in new nonaccrual loans, the decline in delinquent loans and the continued improvement in the economy.

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Other Income:

Other income was $17.9 million for the fourth quarter of 2011, compared to $12.1 million for the same period in 2010. For the year ended December 31, 2011, other income was $66.1 million, compared to $63.0 million for the 2010 year. The restatement, detailed above and in the January 31, 2012 Form 8-K, resulted in a decrease in other income in the amount of $2.6 million in 2010 due to devaluations of other real estate owned (“OREO”), all of which impacted the fourth quarter of 2010. For the year ending December 31, 2012, management expects other income will be between $62 million and $66 million.

Gain on Sale of Securities:

The table below provides quarterly information regarding gains on the sale of investment securities for the years ended December 31, 2011 and 2010.

Park National Corporation
Gain on Sale of Investment Securities
(in thousands)	2011	2010
First quarter	$6,635	$8,304
Second quarter	15,362	3,515
Third quarter	3,465	-
Fourth quarter	3,367	45
Total	$28,829	$11,864

Management does not currently expect any gains or losses on the sale of investment securities during 2012, although management does expect to recognize a gain of $18 million to $20 million from the sale of Vision Bank during the first quarter of 2012.

Other Expense:

Other expense totaled $49.4 million for the fourth quarter of 2011, compared to $46.5 million for the same period in 2010 and $45.6 million for the third quarter in 2011. The increase from the third quarter of 2011 of $3.8 million was primarily made up of the timing of insurance costs (increase of $0.9 million) and the acceleration of core deposit intangible amortization resulting from the pending transaction under the Purchase Agreement (increase of $0.9 million). For the year ended December 31, 2011, other expense was $188.3 million, compared to $187.1 million for the 2010 year. For the year ending December 31, 2012, management expects other expense will be between $170 million and $175 million.

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State and Federal Income Taxes:

Federal income taxes were $29.7 million (24.7% effective tax rate) for the year ended December 31, 2011, compared to $17.8 million (23.8% effective tax rate) for the 2010 year. For the year ending December 31, 2012, management expects the effective federal income tax rate will be between 26% and 28%.

Park recognized $6.1 million in state tax expense during 2011, which was the charge necessary to write-off the previously reported state operating loss carryforward asset at Vision Bank. Prior to the execution of the Purchase Agreement with Centennial, management of Park believed that a merger of Vision Bank into The Park National Bank (the national bank subsidiary of Park) would enable Park to fully utilize the state net operating loss carryforward asset recorded at Vision Bank. The structure of the transactions contemplated by the Purchase Agreement will not allow either the buyer or the seller to benefit from the previously recorded net operating loss carryforward asset at Vision Bank to offset future taxable income; therefore, this asset was written-off by Vision Bank at December 31, 2011.

Park National Corporation Balance Sheet:

The table below reflects the balance sheet for Park as of December 31, 2011, December 31, 2010 (as restated), December 31, 2010 (as originally filed), and projected as of December 31, 2012.

(in thousands)	2011	2010 Restated	2010 As Previously Filed	2012 Projected
Assets
Cash and cash equivalents	$160,265	$133,780	$133,780	$150,000
Investment Securities	1,708,473	2,039,791	2,039,791	1,795,000
Loans	4,317,099	4,732,685	4,732,685	4,440,197
Allowance for Loan Losses	(64,444)	(143,575)	(121,397)	(52,260)
Net Loans	4,252,655	4,589,110	4,611,288	4,387,937
Other Real Estate Owned	42,272	41,709	44,325	39,000
Other Assets	433,862	477,871	469,193	458,063
Assets held for sale	377,318	–	–	–
Total Assets	$6,974,845	$7,282,261	$7,298,377	$6,830,000

Liabilities and Equity
Deposits	$4,465,114	$5,095,420	$5,095,420	$4,550,000
Borrowings	1,162,026	1,375,652	1,375,652	1,510,000
Other liabilities	66,555	81,481	81,481	74,000
Liabilities held for sale	536,186	–	–	–
Total Liabilities	$6,229,881	$6,552,553	$6,552,553	$6,134,000
Equity	$744,964	$729,708	$745,824	$696,000

The decline in loans by the end of 2012, as projected, is due to the sale, as contemplated in the Purchase Agreement to which Vision Bank and Centennial are parties, of approximately $370 million in loans, as stated above. Park expects modest loan growth in Ohio, of approximately 2% to 3%. In addition, the decline in deposits projected at December 31, 2012 is due to the assumption of approximately $533 million in deposits by Centennial, as contemplated in the Purchase Agreement.

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Item 8.01 – Other Events

Restatement of previously issued financial statements

In the January 31, 2012 Form 8-K, Park announced that on January 27, 2012, management, after consultation with Crowe Horwath LLP, Park’s independent registered public accounting firm, determined that (i) Park’s previously issued audited consolidated financial statements incorporated by reference in Park’s Annual Report on Form 10-K for the year ended December 31, 2010, filed on February 28, 2011, and (ii) Park’s unaudited condensed consolidated financial statements included in Park’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011, June 30, 2011, and September 30, 2011 should be restated.

The accounting treatment giving rise to the restatement was the inclusion of estimated future cash flows supporting the allowance for loan losses related to certain impaired commercial loans. For the year ended December 31, 2010, as part of Park’s process to measure impairment on certain impaired commercial loans at Vision Bank, management had relied on expected future cash flows from guarantors, as to whom we were in litigation. Management determined that reliance on expected future cash flows, which may require protracted litigation to actually be received, is inappropriate given the difficulty in obtaining objective verifiable evidence supporting a conclusion as to the amount and timing of the expected cash flows. GAAP requires that our assumptions be “reasonable and supportable” and the facts and circumstances around the existence of protracted litigation make this assumption more difficult to support.

The restatement also reflects certain OREO devaluations and additional loan loss provisions that are not related to guarantor support. These expense items are related to valuation issues identified at December 31, 2010, where Vision Bank management utilized (i) the work of a third-party contractor, which was not a licensed appraiser, when calculating the fair value of collateral for certain impaired loans and the fair value of certain OREO held by Vision Bank, and management did not have sufficient documentation to support the estimates of this third-party contractor, and (ii) internal estimates of collateral value when calculating specific reserves for certain impaired loans when, at times, such internal estimates were outdated. The impact is to reverse provisions for loan losses and OREO devaluations originally recorded during 2011 and recognize these provisions for loan losses and OREO devaluations in the restated audited consolidated financial statements for the year ended December 31, 2010.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Park's loan portfolio may be worse than expected due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than assumed and cash flows may be worse than expected; Park's ability to sell OREO properties at prices as favorable as anticipated; Park's ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and weakening in the economy, specifically the real estate market and credit market, either nationally or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; our liquidity requirements could be adversely affected by changes in our assets and liabilities; competitive factors among financial institutions increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as future regulations which will be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, to implement the Dodd-Frank Act’s provisions; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; the effect of fiscal and governmental policies of the United States federal government; adequacy of our risk management program; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; demand for loans in the respective market areas served by Park and its subsidiaries; closing of the transactions with Home BancShares, Inc. and Centennial Bank contemplated by the Purchase and Assumption Agreement dated November 16, 2011, which is dependent on the receipt of regulatory and other approvals and the satisfaction of specified conditions for closing, the timing of which cannot be predicted at this point; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the Securities and Exchange Commission including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in “Item 1A. Risk Factors” of Part II of Park’s Quarterly Report on Form 10-Q for the period ended September 30, 2011. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

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Item 9.01 – Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on February 7, 2012 addressing operating results for the three months (fourth quarter) and year ended December 31, 2011

[Remainder of page intentionally left blank;

signature on following page.]

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: February 7, 2012	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

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INDEX TO EXHIBITS

Current Report on Form 8-K

Dated February 7, 2012

Park National Corporation

Exhibit No.	Description
99.1	News Release issued by Park National Corporation on February 7, 2012 addressing operating results for the three months (fourth quarter) and year ended December 31, 2011.

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